UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

VIRTRA, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38420	93-1207631
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

295 E. Corporate Place, Chandler, AZ	85225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 968-1488

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VTSI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 21, 2024, VirTra, Inc. (the “Company”) held its 2024 annual meeting of stockholders in person and via webcast (the “Annual Meeting”) to vote on the following matters:

1. Election of Directors

Each of the following five nominees was elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the 2024 annual meeting of stockholders and until their successors have been duly elected and have qualified.

Nominee	For	Withheld	Broker Non-Votes
John F. Givens II	4,500,100	100,531	2,690,001

Jeffrey D. Brown	2,977,136	1,623,495	2,690,001

Gregg C.E. Johnson	3,067,640	1,532,991	2,690,001

Michael T. Ayers	4,545,872	54,759	2,690,001

Lt. Gen.(R) Maria R. Gervais	4,569,974	30,657	2,690,001

2. Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of Haynie & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
7,256,374	10,821	23,437	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTRA, INC.

Date: October 22, 2024	By:	/s/ John F. Givens II
	Name:	John F. Givens II
	Title:	Chief Executive Officer